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                                                                     Exhibit 3.2
                                   REGULATIONS
                                       OF
                            PARK-OHIO HOLDINGS CORP.


                            MEETINGS OF SHAREHOLDERS

SECTION 1.  ANNUAL MEETING.

                  The annual meeting of shareholders of the Corporation shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine.

SECTION 2.  SPECIAL MEETINGS.

                  Special meetings of the shareholders may be called at any time by (i) the Chairman of the Board, (ii) the Vice Chairman, (iii) the President,
(iv) the directors, by action at a meeting or a majority of the directors acting without a meeting, or (v) the holders of 50% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

SECTION 3.  NOTICE OF MEETINGS.

                  Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to notice as provided by law, not less than seven nor more than ninety days before the date of the meeting. Such notice may be given by or at the direction of the Chairman of the Board, the Vice Chairman, the President or the Secretary by personal delivery or by mail addressed to the shareholder at his last address as it appears on the records of the Corporation. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

SECTION 4.  PERSONS BECOMING ENTITLED BY OPERATION OF LAW OR TRANSFER.

                  Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives his title to such shares.



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SECTION 5.  QUORUM AND ADJOURNMENTS.

                  Except as may be otherwise required by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the then-outstanding shares entitled to vote in an election of directors, taken together as a single class ("Voting Shares"), present in person or by proxy, shall constitute a quorum; provided that any meeting duly called, whether a quorum is present or otherwise may, by order of the Chairman of the Board or vote of the holders of the majority of the Voting Shares represented thereat, adjourn from time to time, in which case no further notice of any such adjourned meeting need be given.

 SECTION 6.  BUSINESS TO BE CONDUCTED AT MEETINGS.

                  No business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 6. To be properly brought before a meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, otherwise properly brought before the meeting by or at the direction of the directors or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the proposal desired to be brought before the meeting and a statement of the reasons for making such proposal at the meeting; (ii) the name and record address of, and the class and number of shares of the Corporation beneficially owned by (A) the shareholder offering such proposal, (B) any other beneficial owner of the shares registered in such shareholder's name and (C) any other shareholder (or beneficial owner of shares) known by such shareholder to be supporting such proposal on the date of such shareholder's notice; and (iii) any financial or other material interest of the shareholder (or any such beneficial owner) or other supporting shareholder in such proposal.

                  If the Board of Directors, or a designated committee thereof, determines that any shareholder proposal was not timely made in accordance with the provisions of this Section 6, or that any proposal conflicts with or violates a provision of the Articles of Incorporation or Regulations of the Corporation, then such proposal shall not be presented for action at the meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in the shareholder's notice does not satisfy the informational


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requirements of this Section 6 in any material respect, the Secretary of the
Corporation shall promptly notify such shareholder of the deficiency in the notice. Such shareholder shall have the opportunity to cure such deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given such shareholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 6 in any material respect, then such proposal shall not be presented for action at the meeting in question.

                  If neither the Board of Directors nor such committee makes a determination as to the compliance of any shareholder proposal with the provisions of this Section 6, as set forth above, the chairman of the meeting of shareholders shall determine and declare to the meeting, if the facts warrant, that such proposal was not made in accordance with the provisions of this
Section 6, and if he should so determine, the defective proposal shall be disregarded.


                                    DIRECTORS

SECTION 7.  NUMBER.

                  The number of directors of the Corporation shall be not less than nine (9) nor more than fifteen (15), as may be determined from time to time upon the recommendation of a majority of the Continuing Directors (as hereinafter defined) by the holders of a majority of the outstanding Voting Shares at any annual meeting or special meeting called for the purpose of electing directors, and when so fixed such number shall continue to be the authorized number of directors until changed by the shareholders by vote as aforesaid or by the directors as hereinafter provided. In addition to the authority of the shareholders to fix or change the number of directors as described above, the directors, by majority vote of the Continuing Directors, may change the number of directors and may fill any vacancy that is created by an increase in the number of directors. In exercising the foregoing authority, the directors may not change the number of directors by more than two (2) from the number authorized by the shareholders at the last annual or special meeting of the shareholders at which the number of directors was fixed and in no event may the directors fix the number of directors at less than nine (9) nor more than fifteen (15). As used herein, the term "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the date of the initial adoption of these Regulations by the shareholder(s) of the Corporation or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.



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SECTION 8.  NOMINATIONS.

                  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors by any nominating committee or person appointed by the directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth as to each nomination: (i) the name, age and business address or residence address of any proposed nominee, the nominee's principal employment or occupation and the other information which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (ii) the name and record address of, and the class and number of shares of the Corporation beneficially owned by (A) the shareholder offering such nomination, (B) any other beneficial owner of the shares registered in such shareholder's name and (C) any other shareholder (or beneficial owner of shares) known by such shareholder to be supporting such nomination on the date of such shareholder's notice; and (iii) any financial or other material interest of the shareholder (or any such beneficial owner) or other supporting shareholder in such nomination. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8.

                  If the Board of Directors, or a designated committee thereof, determines that any shareholder nomination was not timely made in accordance with the provisions of this Section 8, or that any nomination conflicts with or violates a provision of the Articles of Incorporation or Regulations of the Corporation, then such nomination shall not be presented for action at the meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in the shareholder's notice does not satisfy the informational requirements of this Section 8 in any material respect, the Secretary of the Corporation shall


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promptly notify such shareholder of the deficiency in the notice. Such shareholder shall have the opportunity to cure such deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given such shareholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 8 in any material respect, then such nomination shall not be presented for action at the meeting in question.

         If neither the Board of Directors nor such committee makes a determination as to the compliance of any shareholder nomination with the provisions of this Section 8, as set forth above, the chairman of the meeting of shareholders shall determine and declare to the meeting, if the facts warrant, that such nomination was not properly brought before the meeting in accordance with the provisions of this Section 8, and if he should so determine, the defective nomination shall be disregarded.

SECTION 9.  CLASSIFICATION, ELECTION AND TERM OF OFFICE OF DIRECTORS.

                  Subject to the remaining provisions of this Section 9, the directors shall be divided into three (3) classes as follows: (i) the first class shall be composed of three directors, and the directors elected to such class shall hold office until the 1999 annual meeting of shareholders and until their respective successors are elected and qualified; (ii) the second class shall be composed of three directors, and the directors elected to such class shall hold office until the 2000 annual meeting of shareholders and until their respective successors are elected and qualified; and (iii) the third class shall be composed of three directors, and the directors elected to such class shall hold office until the 2001 annual meeting of shareholders and until their respective successors are elected and qualified; in all cases, subject to prior death, resignation or removal from office. Thereafter, at each annual meeting of shareholders, directors to succeed those whose terms are expiring at such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders and until their respective successors are elected and qualified, subject to prior death, resignation or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned between the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting; but unless so requested such election may be conducted in any way approved at such meeting.

SECTION 10.  REMOVAL.

                  Except as otherwise provided by law, all the directors or all the directors of a particular class, or any individual director, may be removed from office without assigning any cause, by the affirmative vote of at least eighty percent (80%) of the Voting Shares at an annual meeting or at any special meeting duly called.


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SECTION 11.  VACANCIES.

                  Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to
Section 7 hereof. Except in cases where a director is removed as provided by law and these Regulations and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term. A majority of the directors then in office may also fill any vacancy that results from an increase in the number of directors.

SECTION 12.  QUORUM AND ADJOURNMENTS.

                  A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as is otherwise provided in the Articles of Incorporation or these Regulations or is otherwise authorized by Section 1701.60(A)(1) of the Ohio Revised Code.

SECTION 13.  ORGANIZATION MEETING.

                  Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, including those newly elected, if a quorum of all such directors is present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

SECTION 14.  REGULAR MEETINGS.

                  Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

SECTION 15.  SPECIAL MEETINGS.

                  Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board, the Vice Chairman, or a majority of the

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directors. Written notice of each such meeting shall be given to each director by personal delivery or by mail, cablegram or telegram not less than two days prior to such meeting or such shorter notice as the directors shall deem necessary and warranted under the circumstances. Any directors may waive in writing notice of any meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

SECTION 16.  COMPENSATION.

                  The directors are authorized to fix reasonable compensation, which may include pension, disability, and death benefits for services to the Corporation by directors or a reasonable fee for attendance at any meeting of the directors, the Executive Committee, or other committees elected under
Section 20 hereof, or any combination of salary and attendance fee. In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.


                  EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 17.  MEMBERSHIP AND ORGANIZATION.

                  (a) The directors, at any time, may elect from their number an Executive Committee which shall consist of three or more directors of the Corporation, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by vote thereof.

                  (b) Vacancies occurring in the Committee may be filled by the directors.

                  (c) In the event the directors have not designated a Chairman, the Committee shall appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Committee) who shall keep its records and who shall hold office during the pleasure of the Committee.

SECTION 18.  MEETINGS.

                  (a) Regular meetings of the Committee may be held without notice of the time, place or purposes thereof and shall be held at such times and places within or without the State of Ohio as the Committee may from time to time determine.

                  (b) Special meetings may be held upon notice of the time, place and purposes thereof at any place within or without the State of Ohio and until otherwise ordered by the

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Committee shall be held at any time and place at
the call of the Chairman or any two members of the Committee.

                  (c) At any regular or special meeting the Committee may exercise any or all of its powers, and any business which shall come before any regular or special meeting may be transacted thereat, provided a majority of the Committee is present, but in every case the affirmative vote of a majority of all of the members of the Committee shall be necessary to take any action.

                  (d) Any authorized action by the Committee may be taken without a meeting by a writing signed by all the members of the Committee.

SECTION 19.  POWERS.

                  Except as its powers, duties and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors provided that the Committee shall not be empowered to declare dividends, elect or remove officers, fill vacancies among the directors or Executive Committee, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, nor recommend to the shareholders a dissolution of the Corporation or revocation of a dissolution. All actions of the Committee shall be reported to the directors at their meeting next succeeding such action and shall be subject to revision or alteration by the directors, provided that no rights of any third person shall be affected thereby.

SECTION 20.  OTHER COMMITTEES.

                  The directors may elect other committees from among the directors in addition to or in lieu of an Executive Committee and give to them any of the powers which under the foregoing provisions could be vested in an Executive Committee. Sections 17 and 18 shall be applicable to such other committees.


                                    OFFICERS

SECTION 21.  OFFICES DESIGNATED.

                  The offices of the Corporation shall be a Chairman of the Board, a Vice Chairman, a President, a Secretary, a Treasurer and, in their discretion, one or more Vice Presidents, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the Board of Directors may from time to time deem appropriate. The Chairman of the Board and the Vice Chairman shall be, and the other officers may, but need not be,

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chosen from among the directors. Any two or more of such offices other than that of Chairman and Vice Chairman, President and Vice President, Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, these Regulations or any by-laws to be executed, acknowledged, or verified by two or more officers.

SECTION 22.  ELECTION OF OFFICERS; TENURE OF OFFICE.

                  All officers shall be elected by the Board of Directors. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

                  Notwithstanding anything to the contrary in the preceding paragraph or elsewhere herein, in the event of the death or permanent incapacity of the Chairman of the Board, (i) the person then holding the office of Vice Chairman shall automatically succeed to the office of Chairman for a continuous term (subject to his continued qualification) of not less than one year from the date of such succession and (ii) in the event such person's term as a director of the Corporation is due to expire during the one year period described above, such person shall be nominated by the Corporation for reelection to the Board of Directors at the next annual meeting.

SECTION 23.  CHAIRMAN OF THE BOARD.

                  The Chairman of the Board shall be the chief executive officer of the Corporation, shall preside at meetings of the shareholders and directors, shall initiate and develop broad corporate policies and shall have such other powers and duties as may be prescribed by the directors. Except where the signature of the President is required by law, the Chairman of the Board shall possess the same power as the President to execute all authorized deeds, mortgages, bonds, contracts and other instruments and obligations in the name of the Corporation.

SECTION 24.       VICE CHAIRMAN.

                  The Vice Chairman shall, in the absence of the Chairman of the Board, preside at meetings of the shareholders and the directors. He shall have such other powers and duties as may be prescribed by the directors.

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SECTION 25.  PRESIDENT.

                  The President shall be the chief operating officer of the Corporation and shall have general supervision over its property, business and affairs, subject to the directions of the Chairman of the Board and/or the directors. Unless otherwise determined by the directors, he shall have authority to execute all authorized deeds, mortgages, bonds, contracts and other instruments and obligations in the name of the Corporation, and, in the absence of the Chairman of the Board and the Vice Chairman, shall preside at meetings of the shareholders and the directors. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 26.  VICE PRESIDENTS.

                  The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the Chairman of the Board or the President.

 SECTION 27.  SECRETARY.

                  The Secretary shall attend and keep the minutes of all meetings of the shareholders and of the directors. He shall keep such books as may be required by the directors, shall have charge of the seal of the Corporation and shall give all notices of meetings of shareholders and directors; provided, however, that any persons calling such meetings may, at their option, themselves give such notice. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 28.  TREASURER.

                  The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Corporation and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts and hold the same open for inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor, or the directors, all property, books, papers and money of the Corporation in his hands. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 29.  OTHER OFFICERS.

                  The Assistant Secretaries, Assistant Treasurers, if any, and the other officers, if any, shall have such powers and duties as the directors may prescribe.

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SECTION 30.  DELEGATION OF DUTIES.

                  The directors are authorized to delegate the duties of any officers to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

SECTION 31.  COMPENSATION.

                  The directors are authorized to determine or to provide the method of determining the compensation of all officers.

SECTION 32.  BOND.

                  Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

SECTION 33.  SIGNING CHECKS AND OTHER INSTRUMENTS.

                  The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 34.  INDEMNIFICATION.

                  The Corporation shall indemnify any director or officer or any former director or officer of the Corporation or any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to indemnify employees, agents and others as permitted by such Law.

                  The indemnification authorized by the foregoing paragraph shall not be exclusive of, and shall be in addition to any other rights granted to those seeking indemnification under the Articles of Incorporation or these Regulations or any Indemnification Agreement (as

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hereinafter defined), vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  Without derogation to the power of the Corporation from time to time to enter into, or assume the obligations of any affiliate of the Corporation under, any agreement granting rights of indemnification to any person or entity ("Indemnification Agreement"), the Corporation is hereby expressly authorized to assume the obligations of Park-Ohio Industries, Inc. under any Indemnification Agreement existing on the effective date of the merger of PKOH Merger Corp. with and into Park-Ohio Industries, Inc. (the "Merger"), and any obligations so assumed shall be binding upon the Corporation with the same force and effect as if the Corporation had been an original party to such Indemnification Agreement. The Corporation is further authorized to enter into Indemnification Agreements in substantially the same form as the Indemnification Agreements of Park-Ohio Industries, Inc. existing on the effective date of the Merger.

                  The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators), against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, regardless of whether the Corporation would have indemnified him against such liability under the foregoing provisions of this Section 34. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

                                 CORPORATE SEAL

SECTION 35.  CORPORATE SEAL.

                  The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation.

                     PROVISIONS IN ARTICLES OF INCORPORATION

SECTION 36.  PROVISIONS IN ARTICLES OF INCORPORATION.

                  These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time, including without limitation, the provisions of Article FOURTH thereof authorizing the Board of Directors to fix by resolution or resolutions providing for the issuance of Serial Stock, the voting powers and designation, preferences and relative rights, qualifications, limitations or restrictions of such Serial Stock to the fullest extent permitted by the laws of the State of Ohio.

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                                LOST CERTIFICATES

SECTION 37.  LOST CERTIFICATES.

                  The directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as they may deem advisable upon satisfactory proof of loss or destruction thereof. When authorizing such issue of a new certificate, the directors may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the directors shall require and/or to give the Corporation a suitable bond or indemnity against loss by reason of the issuance of a new certificate.

                                  RECORD DATES

SECTION 38.  RECORD DATES.

                  For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution; (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty (60) nor fewer than ten (10) days, unless the Articles of Incorporation specify a shorter or a longer period for such purpose, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.


                                   AMENDMENTS

SECTION 39.  AMENDMENTS.

                  (a) These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of two-thirds of the outstanding Voting Shares, unless such alteration, change, amendment or adoption has been recommended by at least two-thirds of the Board of Directors of the Corporation then in office, in which event such alteration, change, amendment or adoption may be approved by the affirmative vote of the holders of a majority of the outstanding Voting Shares. No alteration, change or amendment of these Regulations or adoption of new

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 Regulations in whole or part may be adopted by the shareholders other than pursuant to a vote of shareholders at an annual or special meeting or pursuant to a writing or writings signed by the holders of all of the Voting Shares entitled to notice of a meeting of the shareholders held for such purpose.

                  (b) Notwithstanding the provisions of Section 39(a) hereof and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Sections 7, 9 or 10 of these Regulations shall require the affirmative vote of at least eighty percent (80%) of the outstanding Voting Shares, unless such amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds of the Continuing Directors (as defined in Section 7 of these Regulations), in which event the provisions of
Section 39(a) hereof shall apply.

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